Exhibit 10.81

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

EXECUTION COPY

AMENDMENT TO DELTA CONNECTION AGREEMENT

This Amendment to Delta Connection Agreement, together with the Exhibits hereto (this “Amendment”), is entered into as of July 1, 2010 (the “Effective Date”), by and between Pinnacle Airlines, Inc. (“Operator”), Pinnacle Airlines Corp. (“Parent”) and Delta Air Lines, Inc. (“Delta” and, together with Operator and Parent, the “Parties”).

WHEREAS, Pinnacle operates certain of its flights as “Delta Connection” flights using the “DL” designator code pursuant to the Delta Connection Agreement, dated effective April 27, 2007 (as amended from time to time, the “DCA”), among Delta, Parent, and Operator;

WHEREAS, simultaneously with the execution and delivery of this Amendment, Delta, Parent, Operator and Mesaba Aviation, Inc. (“Mesaba”) are executing and delivering that certain Stock Purchase Agreement dated as of the Effective Date (the “Stock Purchase Agreement”) pursuant to which Delta will sell and transfer to Parent, and Parent will purchase and acquire from Delta, all of the outstanding shares of capital stock of Mesaba on the terms and conditions set forth in the Stock Purchase Agreement (the “Mesaba Acquisition”); and

WHEREAS, in connection with the Mesaba Acquisition, Delta, Parent, Operator and Mesaba are entering into that certain 2010 Delta Connection Agreement dated as of the Effective Date (the “2010 CRJ-900 Delta Connection Agreement”) and that certain Second Amendment and Restatement of the Airline Services Agreement dated as of the Effective Date (the “Airline Services Agreement”);

WHEREAS, in connection with the Mesaba Acquisition, Delta, Parent, and Mesaba are entering into that certain SAAB 340B+ Delta Connection Agreement dated as of the Effective Date (the “SAAB DCA”);

WHEREAS, the execution and delivery of this Amendment by the Parties is a condition to the consummation of the Mesaba Acquisition by Parent and Delta.

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           All capitalized terms used, but not defined, herein shall have the same meaning as set forth in the DCA.

2.           ***

3.           Article 3.A. of the DCA shall be amended by deleting the introductory paragraph thereof in its entirety and replacing such text with the following:

Base Compensation.  Commencing after the operation of the initial Delta Connection Flight, except as set forth elsewhere in this Agreement, in exchange for the flying and operation of the Aircraft pursuant to the terms and conditions of this Agreement, Delta shall pay Operator the “Base Rate Costs” and the “Pass Through Costs” (each as such term is defined below, and collectively, the “Direct Costs”) and the “Reimbursable Costs” (as such term is defined below), in each case, as relates to the operation of the Delta Connection Flights and as determined in accordance with this Agreement. It is understood that Direct Costs and other Reimbursable Costs shall be based on market based, direct operating costs and generally accepted accounting principles (“GAAP”), and specifically exclude any pre-paid expenses except as expressly provided herein.  In addition, in any month in which Operator and Mesaba achieve an aggregated completion rate (calculated in accordance with Section 10.A(ii) of this Agreement) for the Delta Connection Flights scheduled under this Agreement and the “Delta Connection Flights” (as defined in the 2010 CRJ-900 Delta Connection Agreement)  scheduled pursuant to the 2010 CRJ-900 Delta Connection Agreement (together with the “Delta Connection Flights,” the “Aggregated CRJ900 Delta Connection Flights”) of at least the Minimum Completion Factor threshold as set forth in Schedule 3 attached hereto, Delta shall pay Operator a mark-up (the “Base Mark-up”) of *** of such Direct Costs incurred during such month.  For any Delta Connection Flight cancelled at the request of Delta (a “Delta Directed Cancellation”), unless such cancellation becomes an Operator Non-Cancelled Flight (as defined in Section 10.A.(i) of this Agreement), Operator shall be compensated for its Direct Costs incurred in connection with such Delta Directed Cancellation, other than maintenance-related costs set forth on Exhibit B to the DCA, for which Operator shall receive no compensation.

4.           Article 3.E.1 of the Agreement is hereby amended by deleting sub-clauses (a) and (b) thereof and replacing such subclauses with the following:

a.
“Monthly Incentive Goals” shall mean with respect to each month during the Term, the monthly goals set forth in Schedule 3 attached hereto with respect to each of: (i) completion rate, (ii) on-time arrival rate and (iii) on-time departure rate and (iv) customer experience.

b.	Reserved.

5.           Article 3.E.2. of the Agreement is hereby amended by deleting sub-clauses (i) and (ii) thereof in their entirety and replacing such sub-clauses with the following:

(i)           Monthly Incentive 1 Compensation. In addition to the Base Compensation, Operator shall have the opportunity to earn additional compensation (the “Monthly Incentive 1Compensation”) based upon its actual performance in the Monthly Incentive 1 Performance Categories as compared to the applicable Monthly Incentive 1 Goal set forth on Schedule 3.

(a)           For each month during the Term of this Agreement, Delta shall pay Operator an additional *** mark-up of the Direct Costs (subject to the limitations set forth in this Agreement, as calculated monthly based on the actual direct costs incurred by Operator in operating the Delta Connection Flights during such month) for the following Monthly Performance Goal that Operator achieves during such month:

Actual completion factor (calculated in accordance with Section 10.A.(i) of this Agreement) for the scheduled Aggregated CRJ900 Delta Connection Flights equal to or greater than the applicable completion factor Monthly Incentive 1 Goal as set forth in Schedule 3;

(b)           For each month during the Term of this Agreement, Delta shall pay Operator an additional *** mark-up of the Direct Costs (subject to the limitations set forth in this Agreement, as calculated monthly based on the actual direct costs incurred by Operator in operating the Delta Connection Flights during such month) for each of the following performance goals that Operator achieves during such month:

(1)      Actual on-time arrival (A0) rate (i.e. the number of scheduled Aggregated CRJ900 Delta Connection Flights that arrive at their scheduled destination prior to 0 minutes after their respective scheduled arrival times) for scheduled Aggregated CRJ900 Delta Connection Flights equal to or greater than the applicable A0 Monthly Incentive 1 Goal as set forth in Schedule 3; and

(2)  actual on-time departure (D0) rate (i.e. the number of scheduled Aggregated CRJ900 Delta Connection Flights that depart at their scheduled destination prior to 0 minutes after their respective scheduled departure times) for scheduled Aggregated CRJ900 Delta Connection Flights equal to or greater that the applicable D0 Monthly Incentive 1 Goal as set forth in Schedule 3.

6.           Article 3.E.3. is hereby deleted in its entirety and replaced with the following:

Incentive 2 Compensation.  In addition to the Base Compensation and the Monthly Incentive 1 Compensation, Operator shall have the opportunity to earn additional compensation (the “Incentive 2 Compensation”) based upon its performance in the Incentive 2 Performance Categories as compared to the respective Incentive 2 Goal for each Performance Category set forth on Schedule 3.

(i)       During each month with respect to completion factor and each calendar quarter with respect to customer experience, Delta shall pay Operator a *** mark-up of the Direct Costs (subject to the limitations set forth in this Agreement, as calculated based on the actual direct costs incurred by Operator in operating the Delta Connection Flights during such one month period) for each of the following Monthly Performance Goals that Operator achieves during such month or calendar quarter, as applicable:

(a)
Actual completion factor (calculated in accordance with Section 10.A.(i) of this Agreement) for the scheduled Aggregated CRJ900 Delta Connection Flights equal to or greater than the applicable Incentive 2 Goals as set forth in Schedule 3;  and

       (b) Customer Experience (calculated in accordance with Section10.A.(iv) of this Agreement) for the scheduled Aggregated CRJ900 Delta Connection Flights per the threshold defined in Schedule 3.  For purposes of this Agreement, customer experience will be evaluated on a calendar quarter basis.

(ii)      During each month Delta shall pay Operator a *** mark-up of the Direct Costs (subject to the limitations set forth in this Agreement, as calculated based on the actual direct costs incurred by Operator in operating the Delta Connection Flights during such one month period) for each of the following Monthly Performance Goals that Operator achieves during such month:

(a)
    Actual on-time arrival (A0) rate (i.e. the number of scheduled Aggregated CRJ900 Delta Connection Flights that arrive at their scheduled destination prior to 0 minutes after their respective scheduled arrival times) for scheduled Aggregated CRJ900 Delta Connection Flights equal to or greater than the applicable AO Incentive 2 Goal as set forth in Schedule 3; and

(b)           Actual on-time departure (D0) rate (i.e. the number of scheduled Aggregated CRJ900 Delta Connection Flights that depart at their scheduled destination prior to 0 minutes after their respective scheduled departure times) for scheduled Aggregated CRJ900 Delta Connection Flights equal to or greater that the applicable D0 Monthly Incentive 2 Goal as set forth in Schedule 3.

7.           Article 10.A. of the Agreement is hereby amended by deleting sub-clauses (i), (ii), (iii) and (iv) thereof in their entirety and replacing such sub-clauses with the following:

(i) The completion rate of the Aggregated CRJ900 Delta Connection Flights during such day.  Unless revised in accordance with Section 10(C) below, Operator and Mesaba shall maintain an aggregated completion rate with respect to the scheduled Aggregated CRJ900 Delta Connection Flights as set forth on Schedule 10 attached hereto and made a part hereof.  For purposes of this Agreement, the determination of completion rate of the scheduled Aggregated CRJ900 Delta Connection Flights shall be calculated on an all-in basis, such that all cancellations or uncompleted flights -- regardless of the reason -- shall be counted as cancelled flights which either Operator or Mesaba has not completed with the following exceptions:

(a)           Any Aggregated CRJ900 Delta Connection Flight that is cancelled by Operator or Mesaba, but through coordination with Delta’s Operation Control Center (“OCC”) is successfully operated by either Delta or another operator within the Delta Connection program other than Operator or Mesaba, respectively (i.e. Cancellation Codes 19A-F) (a “Substitute Flight”), shall be treated as a completed Aggregated CRJ900 Delta Connection Flight.  Operator shall use its best efforts to coordinate Substitute Flights with Delta’s OCC when known cancellations are imminent;

(b)           Any Aggregated CRJ900 Delta Connection Flight that is cancelled at Delta’s request, as determined by Delta’s OCC (i.e. Cancellation Code 19H);

(c)           Any Aggregated CRJ900 Delta Connection Flight operated by an Operator with no revenue passengers and not completed within two (2) hours of its scheduled arrival time shall be considered a non-completed flight, unless at the direction of Delta’s OCC; and

(d)           Any Aggregated CRJ900 Delta Connection Flight requested by Delta’s OCC to be cancelled for purposes of substitution (i.e. Cancellation Code 19G) shall be treated as a completed flight.

If Delta requests Operator to cancel one or more scheduled Delta Connection Flights, Operator shall comply with any such request within the time period reasonably requested by Delta.  In the event Operator does not cancel any such flight, or does not cancel any such flight within the time period reasonably requested by Delta (each, an "Operator Non-Cancelled Flight"), each such Operator Non-Cancelled Flight, for all purposes of this Agreement, shall not be regarded as a completed flight and Delta shall not be obligated to pay Operator any compensation or any other reimbursements in connection with such Operator Non-Cancelled Flights.

(ii)  Operator and Mesaba shall maintain an aggregate percentage of on-time arrivals for all  Aggregated CRJ900 Delta Connection Flights as set forth on Schedule 10 attached hereto and made a part hereof.

(iii)  Operator and Mesaba shall maintain an aggregate percentage of on-time departures for all  Aggregated CRJ900 Delta Connection Flights as set forth on Schedule 10 attached hereto and made a part hereof.

(iv)  Operator and Mesaba shall maintain an ISM score for all  Aggregated CRJ900 Delta Connection Flights as set forth on Schedule 10 attached hereto and made a part hereof. The ISM score will be calculated by Delta taking a simple average of the Delta Customer Satisfaction Survey results for the Aggregated CRJ900 Delta Connection Flights during the applicable measuring period in each of the following categories:

On-Board Timely & Accurate Information
Flight Attendant Helpful & Courteous
Flight Attendant Availability
Flight Attendant Professional Appearance
Clean Lavatory
Clean Cabin
Condition of Aircraft Interior & Cabin Appearance

8.           Article 10.D. of the Agreement is hereby amended by deleting the text thereof in its entirety and replacing such text with the following:

Delta shall provide to Operator information and other data in its possession relating to the (i) number of mishandled bags, (ii) denied boarding, (iii) disability complaints and (iv) DOT complaints for the Aggregated CRJ900 Delta Connection Flights submitted to, or retained pursuant to regulations promulgated by, the U.S. Department of Transportation.

9.           Article 11.E.(vi) of the Agreement is hereby amended by deleting the text thereof in its entirety and replacing such text with the following:

Operator and Mesaba fail to achieve any of the Operational Performance Standards set forth on Schedule 10 with respect to the Aggregate CRJ900 Delta Connection Flights during any ***;

10.           Article 11.E. of the Agreement is hereby further amended by adding the following sub-clause (xii) to the end thereof:

(xii)  Parent, Operator or Mesaba shall default with respect to the material terms of any other agreement between Parent, Operator or Mesaba or any of their respective Affiliates, on the one hand, and Delta or an Affiliate of Delta, on the other hand (any such agreement, a “Related Party Agreement”), and such breach shall continue for more than the period of grace, if any, specified therein and shall not have been waived; provided, however, that each of (i) the 2010 CRJ-900 Delta Connection Agreement; (ii) the SAAB Delta Connection Agreement and (iii) the Airline Services Agreement shall not be a Related Party Agreement hereunder until July 1, 2011.

11.           Article 14 of the Agreement is hereby amended by adding the following sub-section I. to the end thereof:

***

12.	***

13.           (a)           The Parties agree that for purposes of this Article 3.A.(ii), for each relevant period, the following Pass Through Costs shall be determined, and such amount billed under this Agreement for such period, in accordance with the following allocations of the aggregated amount of Operator’s and Mesaba’s actual aggregate “Direct Cost” (as defined in the 2010 CRJ-900 Delta Connection Agreement) incurred, if any, with respect to each Pass Through Cost under this Agreement and the corresponding “Direct Expense” under, and as defined in, the 2010 CRJ-900 Delta Connection Agreement:

(i) Landing Fees:
Actual takeoff at an origin city and landing at a destination city (each a “Cycle”) operated by the Aircraft/ (Cycles operated by the Aircraft + Cycles operated by aircraft pursuant to the 2010 CRJ-900 Delta Connection Agreement)

(ii) Passenger Liability Insurance:	Block Hours flown by the Aircraft/ (Block Hours flown by the Aircraft + Block Hours operated by aircraft pursuant to the 2010 CRJ-900 Delta Connection Agreement)

(iii) War Risk Insurance:	Block Hours flown by the Aircraft/ (Block Hours flown by the Aircraft + Block Hours operated by aircraft pursuant to the 2010 CRJ-900 Delta Connection Agreement)

(b) With respect to Engine Maintenance Expense, such Pass Through Cost shall only relate to the engines set forth on Scheduel 13 attached to this Amendment and made a part hereof.

14.           Schedule 3 of the DCA is hereby amended by deleting it in its entirety and replacing it with the Schedule 3 attached to this Amendment.

15.           Schedule 10 of the DCA is hereby amended by deleting it in its entirety and replacing it with the Schedule 10 attached to this Amendment.

16.           The DCA is herby amended by adding thereto the Exhibit A attached to this Amendment.

17.           (a)  This Amendment constitutes the entire understanding of the Parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

(b)  This Amendment may be executed in any number of counterparts, including via facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

Except as amended hereby, the DCA, as amended, is hereby ratified and confirmed in all respects and remains in effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of this 1st day of July, 2010.

DELTA AIR LINES, INC. By: /s/ Donald T. Bornhorst Name: Donald T. Bornhorst Title: Senior Vice President – Delta Connection	PINNACLE AIRLINES, INC. By: /s/ Brian T. Hunt Name: Brian T. Hunt Title: Vice President and General Counsel
PINNACLE AIRLINES CORP. By: /s/ Brian T. Hunt Name: Brian T. Hunt Title: Vice President and General Counsel

Schedule 3

Monthly Incentive Goals and Minimum Performance Requirements

1. ***

Schedule 10

MIMIMUM PERFORMANCE REQUIREMENTS

1.	Completion Rate: No less than the threshold calculated in accordance with the Minimum Completion Factor Standard set forth in Schedule 3.

2.
On-time Reliability:  No less than the threshold calculated in accordance with the Minimum A0 Performance Standards in Schedule 3 of all Aggregated CRJ900 Delta Connection Flights flown and arriving at scheduled destination within less than 1 minute of scheduled arrival time.

3.
On-Time Departures:  No less than the threshold calculated in accordance with the Minimum D0 Performance Standards in Schedule 3 of all Aggregated CRJ900 Delta Connection Flights flown and departing from scheduled origin within less than 1 minute of scheduled departure time.

4.	Customer Experience: *** of all Aggregated CRJ900 Delta Connection Flights.

Schedule 13

Covered Engines for Engine Maintenance Expense

194631	194628
194633	194630
194625	194640
194664	194662
194667	194666
194673	194674
194683	194684
194695	194694
194705	194704
194645	194714
194717	194718
194737	194738
194741	194742
194751	194752
194806	194821
194831	194832
194715

EXHIBIT A

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